Exhibit 99.1

70 E. Long Lake Rd.
Bloomfield Hills, MI 48304
www.agreerealty.com

FOR IMMEDIATE RELEASE

Agree Realty Collects 99% of October Rent

Bloomfield Hills, MI, November 2, 2020 -- Agree Realty Corporation (NYSE: ADC) (the “Company”) today announced its progress on October rent collections.

As of October 30, 2020, the Company has received October rent payments from 99% of its portfolio and entered into deferral agreements with tenants representing less than 1% of October rents.

About Agree Realty Corporation

Agree Realty Corporation is a publicly traded real estate investment trust primarily engaged in the acquisition and development of properties net leased to industry-leading retail tenants. As of September 30, 2020, the Company owned and operated a portfolio of 1,027 properties, located in 45 states and containing approximately 21.0 million square feet of gross leasable area. The Company’s common stock is listed on the New York Stock Exchange under the symbol “ADC”. For additional information, please visit www.agreerealty.com.

###

Contact:

Clay Thelen

Chief Financial Officer

Agree Realty Corporation

(248) 737-4190